Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Galaxy Gaming, Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-237796) of Galaxy Gaming, Inc. of our report dated March 27, 2020, relating to the financial statements, which appear in this Form 10-K.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern

Certified Public Accountants

March 30, 2021

Las Vegas, Nevada